Filed Pursuant to Rule 424(b)(5)

Registration No. 333-293712

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 5, 2026)

Hyliion Holdings Corp.

Up to $100,000,000

Common Stock

We have entered into a sales agreement, dated August 11, 2026 (the “sales agreement”), with Needham & Company, LLC and Northland Securities, Inc. (each a “sales agent” and collectively, the “sales agents”), relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through the sales agents. This prospectus supplement is offering shares of our common stock having an aggregate offering price of up to $100,000,000.

Shares of our common stock trade on the NYSE American, under the symbol “HYLN.” On August 10, 2026, the last sale price of the shares as reported on the NYSE American was $3.93 per share.

Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, in ordinary brokers’ transactions, on or through the NYSE American, the existing trading market for our common stock, or any other market venue where the securities may be traded, to or through a market maker other than on an exchange, in negotiated transactions (including block trades), or through a combination of any such methods of sale, or, if specified in a written notice from us, by any other method permitted by law. Each sales agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on terms mutually agreed upon between each sales agent and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The sales agents will be entitled to compensation under the terms of the sales agreement at a commission rate of up to 3% of the gross proceeds from each sale of our common stock. In connection with the sale of the common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as those described in our most recent Annual Report on Form 10-K, as updated by those risks described in our subsequent filings with the Securities and Exchange Commission (the “SEC”) under the Exchange Act, which are incorporated by reference in this prospectus supplement, for information regarding risks you should consider before investing in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Needham & Company	Northland Capital Markets

The date of this prospectus supplement is August 11, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3 (Registration No. 333-293712) with the SEC on February 25, 2026 and declared effective by the SEC on March 5, 2026, as part of a “shelf” registration process. Under the shelf registration process, we may sell our common stock in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our common stock being offered under this prospectus supplement.

This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we made with the SEC, under the Exchange Act, prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent any information incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we make with the SEC after the date of this prospectus supplement adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, the information in such later filing shall be deemed to modify, update and, where applicable, supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing with the SEC.

Neither we, nor the sales agents, have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. Neither we, nor the sales agents, are making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Incorporation of Certain Information by Reference.”

Except as expressly stated or the context otherwise requires, references in this prospectus supplement to the “Company,” “Hyliion,” “we,” “us,” “our” and similar terms refer to Hyliion Holdings Corp. and its consolidated subsidiaries (including Hyliion Inc.).

S-ii

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, and the documents we incorporate herein or therein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement or the accompanying prospectus are forward-looking statements, including, but not limited to, statements regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, markets for our services, potential acquisitions or strategic alliances, financial position, and liquidity and anticipated cash needs and availability. The words “anticipates,” “believes,” “targets,” “should,” “contemplates,” “estimates,” “expects,” “intends,” “may,” “could,” “plans,” “projects,” “will,” “would,” “potential,” “remains,” “continues,” “likely,” or variations of such words and similar expressions or the negatives thereof are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These forward-looking statements represent our management’s expectations as of the date of the respective filing and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the following:

●	our status as an early stage company with a history of losses and our expectation of incurring significant expenses and continuing losses for the foreseeable future;

●	our ability to develop key commercial relationships with suppliers and customers;

●	the expected performance of the KARNO generator and system;

●	the execution of the strategic shift from our powertrain business to our KARNO business;

●	our ability to comply with governmental regulations related to defense spending and procurement;

●	the suitability of our products for defense applications;

●	analyses and other information based on expectations of future performance;

●	inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet our working capital requirements or fund planned investments;

●	global economic, political and social conditions and financial markets;

●	our ability to recruit and/or retain key members of our senior management, including Thomas Healy, and key technical employees;

●	cyber-attacks and other security breaches of our information and technology systems;

●	and the other risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by those risks described in our subsequent filings with the SEC under the Exchange Act.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. You are urged not to place undue reliance on forward-looking statements, which speak only as of the date such forward-looking statements are made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. You are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus supplement and the documents we incorporate by reference.

S-iii

Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Hyliion Holdings Corp.

We are committed to creating innovative solutions that enable clean, efficient, and flexible electricity production while contributing positively to the environment and advancing the evolving energy economy. Our primary product offering, the KARNO™ Power Module, is a modular, fully enclosed, fuel-agnostic and fully integrated power generating solution. The KARNO Power Module is powered by the KARNO Core, a heat-driven linear generator, to produce electricity with significant improvements in efficiency, emissions and lifecycle cost compared to conventional generation technologies. Our KARNO Power Modules enable power generation from a wide range of fuel sources, including conventional fuels such as natural gas, propane and diesel, waste fuels such as landfill gas and wellhead gas, and low- and zero-carbon fuels such as renewable hydrogen and ammonia. We are initially targeting the data center, commercial, industrial, and defense sectors with a locally-deployable generator designed to meet a wide range of power generation needs. We plan to expand our KARNO Power Module platform to address larger utility-scale power needs and to develop future variants for industrial waste heat, nuclear, household use and e-mobility applications such as vehicles and marine vessels. Additionally, the KARNO technology is expected to be capable of supporting combined heat and power applications across a variety of stationary end markets.

Company Information

Our common stock is listed on the NYSE American under the ticker symbol “HYLN”. Our principal executive offices are located at 1202 BMC Drive, Suite 100, Cedar Park, Texas 78613. Our telephone number is (833) 495-4466. Our website address is www.hyliion.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement.

THE OFFERING

Issuer	Hyliion Holdings Corp.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100.0 million.

Manner of offering	Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including, without limitation, in ordinary brokers’ transactions, on or through the NYSE American, the existing trading market for our common stock, or any other market venue where the securities may be traded, to or through a market maker other than on an exchange, in negotiated transactions (including block trades), or through a combination of any such methods of sale, or, if specified in a written notice from us, by any other method permitted by law. Each sales agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on terms mutually agreed upon between each sales agent and us. See “Plan of Distribution” in this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering, after deducting the sales agents’ commissions and offering expenses payable by us, for general corporate purposes, which may include, among other things, capital expenditures. See “Use of Proceeds” in this prospectus supplement.

Exchange listing and symbol	Our common stock is listed on the NYSE American under the symbol “HYLN.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully consider the matters discussed under the caption titled “Risk Factors” beginning on page S-3 of this prospectus supplement and in our most recent Annual Report on Form 10-K, as updated by those risks described in our subsequent filings with the SEC under the Exchange Act, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock.

Common Stock Outstanding After This Offering	Up to 25,445,293 shares, assuming sales at a price of $3.93 per share, which was the last reported sale price of our common stock on the NYSE American on August 10, 2026. The actual number of shares issued will vary depending on the sales prices at which our common stock is sold under this offering. The number of shares of our common stock to be outstanding immediately after this offering is based on 178,597,218 shares of our common stock outstanding as of June 30, 2026, and excludes: 169,495 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $0.20 per share; 9,837,512 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2026; and 19,433,439 shares of common stock reserved for future issuance under our equity incentive plans.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below in addition to those described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by those risks described in our subsequent filings with the SEC under the Exchange Act, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks and uncertainties could have a material adverse effect on our business, growth plans, operating or capital costs, financial condition, results of operations and our ability to meet our capital expenditure plans, other obligations, financial commitments and the market value of our common stock. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business or the market value of our common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agents in any applicable placement notice, and the demand for our common stock during the sales period. Actual gross proceeds may be less than $100.0 million, which may impact our future liquidity. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $100.0 million at an assumed offering price of $3.93 per share, the last reported sale price of our common stock on the NYSE American on August 10, 2026, and after deducting estimated offering commissions and estimated fees payable by us, our net tangible book value as of June 30, 2026 would have been $263.2 million, or $1.29 per share of common stock. This represents an immediate increase in the net tangible book value of $0.36 per share to our existing stockholders. If you purchase shares of our common stock at a price that is above the net tangible book value per share, you will experience immediate dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Use of Proceeds

We intend to use the net proceeds from this offering, after deducting the sales agents’ commissions and offering expenses payable by us, for general corporate purposes, which may include, among other things, capital expenditures. Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

We will retain broad discretion over the use of the net proceeds, if any, from the sale of our common stock offered hereby. We may issue and sell shares of our common stock having an aggregate offering price of up to $100.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

This expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of net proceeds.

Dilution

Our net tangible book value as of June 30, 2026 was approximately $166.5 million, or $0.93 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2026. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of shares of our common stock in the maximum aggregate offering amount of $100.0 million at an assumed offering price of $3.93 per share, the last reported sale price of our common stock on the NYSE American on August 10, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $263.2 million, or $1.29 per share. This represents an immediate increase in net tangible book value of $0.36 per share to existing stockholders and immediate dilution in net tangible book value of $2.64 per share to new investors purchasing our common stock in this offering at the assumed offering price. If you purchase shares of our common stock at a price that is above the net tangible book value per share, you will experience immediate dilution.

The following table illustrates this dilution on a per share basis to new investors purchase that shares in this offering:

Assumed offering price per share		$3.93
Net tangible book value per share as of June 30, 2026	$0.93
Increase in net tangible book value per share attributable to new investors in this offering	$0.36
As adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering		$1.29
Dilution in net tangible book value per share to new investors in this offering		$2.64

The shares subject to the sales agreement, if sold, may be sold from time to time at various prices.

The number of shares of our common stock to be outstanding immediately after this offering is based on 178,597,218 shares of our common stock outstanding as of June 30, 2026, and excludes:

●	169,495 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $0.20 per share;

●	9,837,512 shares of common stock issuable upon the vesting and settlement of (i) restricted stock units and (ii) performance-based restricted stock units, in each case outstanding as of June 30, 2026; and

●	19,433,439 shares of common stock reserved for future issuance under our equity incentive plans.

To the extent that options are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of common stock in the future, including in connection with other capital raising transactions, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Plan of Distribution

We have entered into a sales agreement, dated August 11, 2026, with Needham & Company, LLC and Northland Securities, Inc. as our sales agents for the sale of shares of our common stock in an “at the market offering” (the “ATM offering program”), having an aggregate offering price of up to $100.0 million.

The sales agents will use their commercially reasonable efforts to sell on our behalf the shares of our common stock requested to be sold by us, consistent with their normal trading and sales practices, under the terms and subject to the conditions set forth in the sales agreement. We have no obligation to sell any shares of our common stock under the sales agreement. We may instruct the sales agents not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction to the sales agents. We or the sales agents may suspend the offering of our common stock upon proper notice and subject to other conditions, as specified in the sales agreement.

The sales agents may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the NYSE American. Each confirmation will include the number of shares of our common stock sold on the relevant day, the average price at which shares of our common stock were sold and the gross proceeds to us. The sales agents may also sell shares of our common stock in negotiated transactions (including block trades) at market prices prevailing at the time of sale or at prices related to the prevailing market prices and/or any other method permitted by law, subject to our prior written consent.

We will pay the sales agents’ commissions for their services in acting as sales agents in the sale of our common stock. Each sales agent will be entitled to compensation in an amount of up to 3% of the gross sales price per share of our common stock sold through the sales agents under the sales agreement. We estimate that the total expenses for this offering, excluding compensation payable to the sales agents under the terms of the sales agreement, will be approximately $350,000. The Company has agreed to reimburse the sales agents for certain of their expenses.

Settlement for sales of our common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through the sales agents under the sales agreement, the net proceeds to us and the compensation paid by us to the sales agents in connection with any sales.

The sales agents and their affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. The sales agents and their affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their business.

In connection with the sale of our common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid by us to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against specified liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the sales agents may be required to make because of such liabilities.

The offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement or (ii) termination of the sales agreement as provided therein.

Shares of our common stock trade on the NYSE American, under the symbol “HYLN.” On August 10, 2026, the last sale price of the shares as reported on the NYSE American was $3.93 per share. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Additionally, the sales agents and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M under the Exchange Act. This regulation may limit the timing of purchases and sales of any of the securities by the sales agents and other persons. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the sales agents and other persons. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. To the extent required by Regulation M, the sales agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Legal Matters

Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., New York, New York. Certain legal matters in connection with this offering will be passed upon for the sales agents by White & Case LLP, New York, New York.

Experts

The audited financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed a registration statement with the SEC under the Securities Act, that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, http://www.hyliion.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K). The information incorporated by reference is an important part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus supplement and information previously filed with the SEC.

We incorporate by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC):

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 25, 2026

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 12, 2026 and August 11, 2026, respectively;

●	our Current Report on Form 8-K filed with the SEC on May 19, 2026;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2026; and

●	the description of our common stock contained in Exhibit 4.4 of our Annual Report on Form 10-K/A for the year ended December 31, 2020 filed with the SEC on May 17, 2021, and any amendment or report filed with the SEC for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You also may request a copy of the registration statement and any document incorporated by reference in this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this prospectus supplement), at no cost, by writing or telephoning us at:

Hyliion Holdings Corp.
Attention: Investor Relations
1202 BMC Drive, Suite 100
Cedar Park, Texas 78613
(833) 495-4466

PROSPECTUS

Hyliion Holdings Corp.

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, in one or more offerings, we may offer and sell (i) common stock, $0.0001 par value per share (“Common Stock”), (ii) preferred stock, (iii) debt securities, (iv) warrants and (v) units. We refer to the Common Stock, the preferred stock, the debt securities, the warrants and the units collectively as the “securities.” The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $500,000,000.

We may offer and sell these securities on a delayed or continuous basis to or through one or more underwriters, dealers or agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we may offer these securities. The specific terms of any securities we offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. The prospectus supplement may describe the specific manner in which we will offer these securities and also may add, update or change information contained in this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, including the documents incorporated by reference, and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is listed on the NYSE American (the “NYSE American”) under the symbol “HYLN”. We will provide information in the related prospectus supplement for the trading market, if any, for any other securities that may be offered.

Investing in our securities involves risk. Please see the section entitled “Risk Factors” beginning on page 2 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 5, 2026.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement or any free writing prospectus. We are offering to sell these securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus or any prospectus supplement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and the documents incorporated by reference in their entirety before investing in our securities.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Hyliion,” “we,” “us,” “our” and similar terms refer to Hyliion Holdings Corp. and its consolidated subsidiaries (including Hyliion Inc.).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus or any prospectus supplement hereto are forward-looking statements, including, but not limited to, statements regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, markets for our services, potential acquisitions or strategic alliances, financial position, and liquidity and anticipated cash needs and availability. The words “anticipates,” “believes,” “targets,” “should,” “contemplates,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “potential,” “remains,” “continues,” “likely,” or variations of such words and similar expressions or the negatives thereof are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These forward-looking statements represent our management’s expectations as of the date of the respective filing and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the following:

●	our status as an early stage company with a history of losses and our expectation of incurring significant expenses and continuing losses for the foreseeable future;

●	our ability to develop key commercial relationships with suppliers and customers;

●	the expected performance of the KARNO generator and system;

●	the execution of the strategic shift from our powertrain business to our KARNO business;

●	our ability to comply with governmental regulations related to defense spending and procurement;

●	the suitability of our products for defense applications;

●	analyses and other information based on expectations of future performance;

●	inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet our working capital requirements or fund planned investments;

●	global economic, political and social conditions and financial markets;

●	our ability to recruit and/or retain key members of our senior management, including Thomas Healy, and key technical employees;

●	cyber-attacks and other security breaches of our information and technology systems;

●	and the other risks and uncertainties described under the heading “Risk Factors” in our other SEC filings including any prospectus supplement delivered with this prospectus and in our Annual Report on Form 10-K (See Item 1A. Risk Factors), as supplemented by our Quarterly Reports on Form 10-Q.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or as of the date of any prospectus supplement or the documents we incorporate by reference. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference.

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SUMMARY

The following is only a summary. Because it is a summary, it may not contain all of the information that may be important to you. Investing in our securities involves risks. We urge you to read the entire prospectus, including information set forth under the heading “Risk Factors” and our financial statements and other information included herein or incorporated by reference from our other filings with the SEC.

The Company

We are committed to creating innovative solutions that enable clean, efficient, and flexible electricity production while contributing positively to the environment in the energy economy. Our primary product offering, the KARNOTM Power Module, is a modular, fully enclosed, fuel-agnostic and fully integrated power generating solution. The KARNO Power Module is powered by KARNO Core, a heat powered linear generator, to produce electricity with significant improvements in efficiency, emissions and lifecycle cost compared to conventional generation technologies. Our KARNO Power Modules enable effective power generation using a wide range of fuel sources, including conventional fuels such as natural gas, propane or diesel, waste fuels such as landfill gas, wellhead gas, and zero carbon fuels such as renewable hydrogen and ammonia. We are initially targeting the datacenter, commercial, industrial, and defense sectors with a locally-deployable generator designed to meet a wide range of power generation needs. We plan to scale up our KARNO Power Module solution to address larger utility-scale power needs and to develop future variants for industrial waste heat, nuclear, household use and e-mobility applications such as vehicles and marine vessels. Additionally, the KARNO Power Module technology is well-suited to provide combined heat and power in various stationary applications.

Corporate Information

Our common stock is listed on the NYSE American under the ticker symbol “HYLN”. Our principal executive offices are located at 1202 BMC Drive, Suite 100, Cedar Park, Texas 78613. Our telephone number is (833) 495-4466. Our website address is www.hyliion.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. Any of these risks and uncertainties could have a material adverse effect on our business, growth plans, operating or capital costs, financial condition, results of operations and our ability to meet our capital expenditure plans, other obligations and financial commitments. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, capital expenditures. More detailed information regarding the use of proceeds from a sale of securities will be included in the applicable prospectus supplement.

DESCRIPTION OF COMMON AND PREFERRED STOCK

Authorized and Outstanding Stock

Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) authorizes the issuance of 250,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of February 19, 2026, there were 177,812,784 shares of Common Stock and no shares of preferred stock outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

The following description of the capital stock of Hyliion is based upon the Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company (the “Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and the Bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Certificate of Incorporation and Bylaws.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock will possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock will be entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled dividends, if any, as may be declared from time to time by the board of directors of the Company (the “Board”) in its discretion. Such dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of our Certificate of Incorporation and applicable law. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Preemptive or Other Rights

Holders of Common Stock have no conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Election of Directors

The Board is divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. All elections of directors are determined by a plurality of the votes cast, and there is no cumulative voting with respect to the election of directors..

Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Hyliion or the removal of the management.

Registration Rights

The Amended and Restated Registration Rights Agreement, dated October 1, 2020, among Hyliion, Tortoise Sponsor LLC, a Delaware limited liability company, TortoiseEcofin Borrower LLC, a Delaware limited liability company and the holders (“Holders”) party thereto (the “A&R Registration Rights Agreement”) generally required us to file a registration statement registering the resale of certain of the Holders’ securities (collectively, the “Registrable Securities”) of our predecessor company, Tortoise Acquisition Corp. (“TortoiseCorp”), with the SEC as soon as practicable following consummation of the merger pursuant to the terms of the Business Combination Agreement, dated June 18, 2020, between TortoiseCorp and each of the shareholders of Hyliion Inc. (the “Business Combination”). We filed such registration statement, as amended, with the SEC on October 23, 2020 (File No. 333-249649).

Certain of the Holders are granted demand underwritten offering registration rights and all of the Holders are granted piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by TortoiseCorp if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

At any time when we are required to file public reports with the SEC under the Exchange Act, the A&R Registration Rights Agreement requires us to timely comply with the reporting requirements. Upon a Holders’ reasonable request, we shall take such further action required from time to time to enable such Holder to sell shares of Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC).

The A&R Registration Rights Agreement will terminate upon the earlier of (a) ten years following the closing of the Business Combination or (b) the date as of which the Holders cease to hold any Registrable Securities.

Certain Anti-Takeover Provisions

Special Meetings of Stockholders

Our Certificate of Incorporation provides that special meetings of our stockholders may be called by such persons as provided in the Bylaws. The Bylaws provide that special meetings of our stockholders may be called only, for any purpose as is a proper matter for stockholder action under Delaware, by (i) our Chairperson of the Board, (ii) our Chief Executive Officer or the President if the Chairperson of the Board is unavailable, or (iii) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under the Bylaws, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the secretary no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the latter of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Certificate of Incorporation and the Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against current or former directors, officers and employees for breach of fiduciary duty, other similar actions, any other action as to which the Delaware General Corporation Law (“DGCL”) confers jurisdiction to the Court of Chancery of the State of Delaware and any action or proceeding concerning the validity of our Certificate of Incorporation or the Bylaws may be brought only in the Court of Chancery in the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware). Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our Certificate of Incorporation provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable.

Section 203 of the Delaware General Corporation Law

We do not opt out of Section 203 of the DGCL under our Certificate of Incorporation. Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Common Stock is listed on the NYSE American under the symbol “HYLN”.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities in one or more series. When used in this “Description of Debt Securities” section, unless we state otherwise or the context clearly indicates otherwise, references to the “Company,” “we,” “us,” and “our” refer to Hyliion Holdings Corp. and not any of its subsidiaries. We may issue senior or subordinated debt securities. None of the debt securities will be secured by any of our property or assets. Thus, holders of our debt securities will be unsecured creditors.

The debt indenture and its associated documents, including the debt security, will contain the full legal text of the matters described in this section and the applicable prospectus supplement. We have filed a form of the indenture with the SEC as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” in this prospectus for information on how to obtain copies of them.

This section and the applicable prospectus supplement summarize material terms of the indenture and the related debt security. They do not, however, describe every aspect of the indenture and the related debt security. For example, in this section and the applicable prospectus supplement, we use terms that have been given special meaning in the indenture, but we do not describe the meaning of all the terms that may be important to holders. The applicable prospectus supplement will have a more detailed description of the specific terms of the applicable debt security.

Indenture

The debt securities will be governed by a document called an indenture. The indenture is a contract between us and the trustee named in the indenture.

The trustee has two main roles:

●	First, the trustee can enforce the holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on the holders’ behalf, which we describe later under “— Default, Remedies and Waiver of Default.”

●	Second, the trustee performs administrative duties for us, such as sending interest payments and notices to holders.

Series of Debt Securities

We may issue as many distinct debt securities or series of debt securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of the indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of any debt security we issue in the applicable prospectus supplement. Those terms may vary from the terms described here.

The specific terms of any debt security we issue as described in the applicable prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus with respect to a debt security, the applicable prospectus supplement will control.

When we refer to a “series of debt securities,” we mean a series of debt securities issued under the indenture. When we refer to “the applicable prospectus supplement,” we mean the prospectus supplement describing the specific terms of a particular debt security. The terms used in the applicable prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

The indenture will not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without the holders’ consent and without notifying holders. The indenture and the debt securities will not limit our ability to incur other indebtedness or to issue other securities other than as specified in a particular debt security, as applicable. Also, unless otherwise specified below or in the applicable prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption, acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal. We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt security, which will include some or all of the following:

●	the title of the series of the debt security and whether it is a senior debt security or a subordinated debt security;

●	any limit on the total principal amount of the debt securities of the same series;

●	the stated maturity;

●	the currency or currencies for payment of principal and interest, if not U.S. dollars;

●	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

●	whether the debt security is a fixed-rate debt security, a floating rate debt security or an indexed debt security;

●	if the debt security is a fixed-rate debt security, the yearly rate at which the holder’s debt security will bear interest, if any, and the interest payment dates;

●	if the debt security is a floating-rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

●	if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

●	if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

●	if the debt security is also an original issue discount debt security, the yield to maturity;

●	if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

●	the authorized denominations, if other than $2,000 and multiples of $1,000;

●	the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

●	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

●	any guarantors of the debt security;

●	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

●	any other terms of the debt security, which could be different from those described in this prospectus.

Governing Law

The indenture and the debt securities will be governed by New York law.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair the holders’ ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

●	DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 60 days; or

●	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above or in the applicable prospectus supplement, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive certificated form and will not be considered the holders of debt securities for any purpose under the indenture. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates.

DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”); DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies; and DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the U.S. through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be. Euroclear has advised us that:

●	It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

●	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

●	Euroclear is operated by Euroclear Bank SA/NV, as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

●	The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

●	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

●	Securities clearance accounts and cash accounts with Euroclear SA/NV are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”);

●	The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear SA/NV acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants; and

●	Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

●	It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

●	Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

●	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

●	Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

●	Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

●	Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, Euroclear SA/NV, Euroclear Clearance Systems S.C., Euroclear’s system, Clearstream and Clearstream’s system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear participants or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement. We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indenture to merge or consolidate with another corporation or other entity. We are also permitted under the indenture to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities and other than as set forth in the applicable prospectus supplement, however, we may not take any of these actions unless all the following conditions, among other things, are met:

●	If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust, must be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series.

●	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

●	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

●	we will be discharged from any covenants we make in the indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal of, and any premium and interest on, the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

●	deliver all outstanding debt securities of that series to the trustee for cancellation; or

●	all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Holders of our debt securities will have special rights if an event of default with respect to the holder’s debt security occurs and is continuing, as described in this subsection.

Events of Default

Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

●	we do not pay the principal of and any premium on any debt security of that series on the due date;

●	we do not pay interest on any debt security of that series within 30 days after the due date;

●	we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

●	we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

●	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or

●	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection satisfactory to the trustee from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of other holders (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or would involve the trustee in personal liability; provided, however, that the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction.

Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

●	the holder of the debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of such series, and the event of default must not have been cured or waived;

●	the holders of not less than 25% in principal amount of all debt securities of such series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity satisfactory to the trustee against the cost and other liabilities of taking that action;

●	the trustee must not have taken action for 60 days after the above steps have been taken; and

●	during those 60 days, the holders of a majority in principal amount of the debt securities of such series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of such series.

Each holder is entitled at any time, however, to bring a lawsuit for the payment of money due on its debt security on or after its stated maturity (or, if the debt security is redeemable, on or after its redemption date).

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default under the indenture.

Modifications and Waivers

There are three types of changes we can make to the indenture and the debt securities or series of debt securities issued under the indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the indenture, including, among others:

●	changing the stated maturity for any principal or interest payment on such debt security;

●	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for such debt security;

●	permitting redemption of such debt security if not previously permitted;

●	impairing any right such holder may have to require purchase of its debt security;

●	if such debt security constitutes a convertible debt security, impairing any right that a holder may have to convert such debt security;

●	changing the currency of any payment on such debt security;

●	changing the place of payment on such debt security;

●	impairing such holder’s right to sue for payment of any amount due on its debt security;

●	reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the indenture or to waive defaults; and

●	changing the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to conform the text of the indenture or any debt securities to any provision of the “Description of Debt Securities” in this prospectus or the comparable section in the applicable prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities issued under the indenture would require the following approval:

●	If the change affects only particular debt securities within a series issued under the indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

●	If the change affects debt securities of more than one series issued under the indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to the indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “— Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under the indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (i) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (ii) in addition, as described above, except as may otherwise be provided pursuant to the indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under the indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption, for which money has been set aside in trust, are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

●	only in fully registered form;

●	without interest coupons; and

●	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless the applicable prospectus supplement and the supplemental indenture with respect to such debt securities provide for such exchange.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, subject to applicable escheatment law, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for a debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

The prospectus supplement for a debt security will describe any material relationships we may have with the trustee with respect to that debt security.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our equity or debt securities. Warrants may be offered separately or together with other securities, as the case may be, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant indenture to be entered into between the Company and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the terms and conditions of the warrants being offered. The warrant agent will act solely as the Company’s agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K filed with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such warrants that the Company is offering before the issuance of such warrants.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of warrants;

●	the price at which the warrants will be offered;

●	the currency or currencies in which the warrants will be offered;

●	the amount of warrants outstanding;

●	the designation and terms of the shares of Common Stock purchasable or debt securities that may be issued upon exercise of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the number of shares of Common Stock that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the shares of Common Stock may be purchased upon exercise of each warrant, including provisions for changes to or adjustments in the exercise price;

●	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

●	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

●	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

●	whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material tax consequences of owning the warrants; and

●	any other material terms or conditions of the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of Common Stock, preferred stock or debt securities issuable upon exercise of the warrants. The Company reserves the right to set forth in a prospectus supplement specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such warrants.

DESCRIPTION OF UNITS

The Company may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K filed with the SEC, any unit agreement describing the terms and conditions of such units that Hyliion is offering before the issuance of such units.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:

●	the designation and aggregate number of units offered;

●	the price at which the units will be offered, including provisions for changes to or adjustments in price at which units will be offered;

●	the currency or currency unit in which the units are denominated;

●	the amount of units outstanding;

●	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the number of securities that may be purchased upon exercise of each unit and the price at which and currency or currency unit in which that amount of securities may be purchased upon exercise of each unit;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other material terms, conditions and rights (or limitations on such rights) of the units.

The Company reserves the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

PLAN OF DISTRIBUTION

We may sell securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters, brokers or dealers, (2) directly to purchasers, including our affiliates and stockholders, (3) through agents, (4) in short or long transactions, (5) through put or call option transactions relating to our Common Stock, (6) in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, or in a rights offering or a securities exchange or otherwise, (7) through a combination of any of these methods or (8) through any other method described in the applicable prospectus supplement. The prospectus supplement, if required, will include the following information:

●	the terms of the offering;

●	any public offering price;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the estimated net proceeds to us from the sale of the securities;

●	any options (whether or not for over-allotments) under which the underwriters may purchase additional shares of Common Stock from us;

●	any delayed delivery arrangements;

●	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers, or agents;

●	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers, or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., New York, New York. Any underwriters or agents will be advised about other issues relating to any offering by their own counsel to be named in an applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.hyliion.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Therefore, before you decide to invest in a particular offering under this shelf registration statement, you should always check for reports we may have filed with the SEC after the date of this prospectus.

We incorporate by reference the documents listed below as of their respective dates of filing and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 25, 2026, including those portions of our definitive proxy statement on Schedule 14A, to be filed, incorporated by reference therein; and

●	the description of our common stock contained in Exhibit 4.4 of our Annual Report on Form 10-K/A for the year ended December 31, 2020 filed with the SEC on May 17, 2021, and any amendment or report filed with the SEC for the purpose of updating such description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. We will also provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document). Requests for such documents or exhibits should be directed to:

Hyliion Holdings Corp. c/o Investor Contact

1202 BMC Drive, Suite 100

Cedar Park, Texas 78613

Tel: (833) 495-4466

Hyliion Holdings Corp.

Up to $100,000,000

Common Stock

Prospectus Supplement

Needham & Company	Northland Capital Markets

August 11, 2026